SUBSIDIARIES OF THE REGISTRANT




                                                     STATE OF
               NAME                               INCORPORATION

          THE GERMAN AMERICAN BANK             INDIANA
          GAB MORTGAGE CORP                    INDIANA
          GERMAN AMERICAN HOLDINGS CORP.       INDIANA
          COMMUNITY TRUST BANK                 INDIANA
          FIRST STATE BANK, SOUTHWEST INDIANA  INDIANA
          THE PEOPLES NATIONAL BANK AND
            TRUST COMPANY OF WASHINGTON        UNITED STATES
          PEOPLES INVESTMENT CENTER, INC.      INDIANA

































                             Exhibit 21